Exhibit 99.1

news release

Employers Holdings, Inc. to Present at 10th Annual

JMP Securities Research Conference

RENO, Nev. – May 6, 2011 – Employers Holdings, Inc. (“EHI” or the “Company”) (NYSE:EIG) is scheduled to present at the Tenth Annual JMP Securities Research Conference to be held in San Francisco on May 10, 2011 at 1:00 p.m. Pacific Daylight Time, 4:00 p.m. Eastern Time. Douglas Dirks, Chief Executive Officer, and Ric Yocke, Chief Financial Officer, are scheduled to speak.

To listen to the audio webcast and view the Company’s presentation materials, please visit the Investor Relations section of the Company’s website at www.employers.com. A replay will be archived on the site after the presentation concludes.

About Employers Holdings, Inc.

Employers Holdings, Inc. (NYSE: EIG) is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance and services focused on select small businesses engaged in low-to-medium hazard industries. The company, through its subsidiaries, operates coast-to-coast. Insurance is offered by Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, and Employers Assurance Company, all rated A- (Excellent) by A.M. Best Company. Additional information can be found at: www.employers.com.

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Copyright© 2011 EMPLOYERS. All rights reserved. EMPLOYERS® and America’s small business insurance specialist.® are registered trademarks of Employers Insurance Company of Nevada.

CONTACT:

Media – Ty Vukelich, Vice President, Corporate Marketing, tvukelich@employers.com, (775) 327-2677

Analysts – Vicki Erickson, Vice President, Investor Relations, verickson@employers.com, (775) 327-2794